Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Corporate Income Fund--Monthly Payment Series--311

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-49227 of our opinion dated March 13, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 8, 1998